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                                                                Exhibit 23(i)(1)


                 [Letterhead of Sutherland Asbill & Brennan LLP]



   DAVID S. GOLDSTEIN
   DIRECT LINE: 202.383.0606
   Internet: dgoldstein@sablaw.com

                                  June 6, 2002

Board of Trustees
MLIG Variable Insurance Trust
7 Roszel Road
Princeton, New Jersey  0854

         RE:      PRE-EFFECTIVE AMENDMENT NUMBER 2
                  MLIG VARIABLE INSURANCE TRUST
                  FILE NO. 333-83074

Trustees:

         We have acted as counsel to MLIG Variable Insurance Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration of an indefinite number of shares of beneficial interest (par value $0.001 per share) in the Roszel/Lord Abbett Large Cap Value Portfolio, Roszel/Levin Large Cap Value Portfolio, Roszel/MLIM Relative Value Portfolio, Roszel/Sound Large Cap Core Portfolio, Roszel/INVESCO-NAM Large Cap Core Portfolio, Roszel/Nicholas-Applegate Large Cap Growth Portfolio, Roszel/Rittenhouse Large Cap Growth Portfolio, Roszel/Seneca Large Cap Growth Portfolio, Roszel/Valenzuela Mid Cap Value Portfolio, Roszel/Lord Abbett Mid Cap Value Portfolio, Roszel/Seneca Mid Cap Growth Portfolio, Roszel/Seligman Mid Cap Growth Portfolio, Roszel/NWQ Small Cap Value Portfolio, Roszel/PIMCO Small Cap Value Portfolio, Roszel/Neuberger Berman Small Cap Growth Portfolio, Roszel/JP Morgan Small Cap Growth Portfolio, Roszel/Lazard International Portfolio, Roszel/Credit Suisse International Portfolio, Roszel/Lord Abbett Government Securities Portfolio, Roszel/MLIM Fixed-Income Portfolio and the Roszel/Lord Abbett Bond Debenture Portfolio, each an investment portfolio of the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have prepared pre-effective amendment number 2 to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 333-83074) (the "registration statement"). We also are familiar with the actions taken by you by at the board of trustees meeting on June 5, 2002 in connection with the authorization, issuance and sale of the Shares.

         We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

         We are attorneys licensed to practice only in the State of Georgia and the District of Columbia.

         We hereby consent to the reference to our name in the prospectus and statement of additional information filed as part of the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN LLP


                                            By: /s/ David S. Goldstein
                                               ---------------------------------
                                                      David S. Goldstein






DSG/s